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                                                                 Exhibit 10(u)

               Summary of Agreement Between Mr. Jack R. McDonald and
                                Minnesota Power:


     1. Mr. McDonald states his desire to retire from Minnesota Power on February 28, 1997, upon completing 30 years of service.

     2. Minnesota Power agrees to maintain Mr. McDonald's current annual salary of $211,000, without change, until February 28, 1997, when he retires.

     3. During the remainder of his employment and in his retirement, Mr. McDonald will be entitled to benefits under Minnesota Power's qualified benefit plans as the same manner as any other employee and retiree.

     4. Mr. McDonald will continue to have use of the Company automobile currently assigned to him until his retirement.

     5. Minnesota Power will maintain Mr. McDonald's membership at the Kitchi Gammi Club in Duluth, Minnesota, provided that Mr. McDonald will continue to pay from his personal funds for any non-Company activities at the club.

     6. Mr. McDonald will not be eligible for Annual Incentive Compensation award for plan year 1996 or any year thereafter, nor will he be eligible for any Long-Term Incentive award for plan measurement periods beginning January 1, 1996, or thereafter. Except as provided above, Mr. McDonald will be treated as any other employee with respect to compensation-related matters until his retirement, at which time he will be treated as any other retiree.

     7. Mr. McDonald agrees to be available on a reasonable basis to provide consultant services to the Company through February 28, 1997 at the request of the CEO or the Board of Directors.

     8. Recitals that this agreement is entered into on a voluntary basis.


Dated:  December 11, 1995
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 Jack R. McDonald                          Arend J. Sandbulte
-----------------------------------       -------------------------------------
                                           Chairman & Chief Executive Officer
                                           Minnesota Power